                                                                     EXHIBIT 28F

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-S
                                 July 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the July 17, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Certificateholders on the Payment Date
          per $1,000 interest.                                                                                       $         6.023

     2.   The amount of the distribution set forth in paragraph 1 above in respect of principal on
          the Class A Certificates, per $1,000 interest                                                              $         0.000

     3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on
          the Class A Certificates, per $1,000 interest                                                              $         6.023

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series                                                         $319,391,385.63

     b.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Series 1996-S Certificates                                                                  $ 15,033,553.80

     c.   The aggregate amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Certificates                                                                        $ 13,154,359.58

     d.   The amount of Collections of Receivables processed for the Due
          Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Certificates, per $1,000 interest                                                   $        18.792

     e.   The amount of Excess Spread for the Due Period with respect to the current
          Distribution Date                                                                                          $  6,209,388.41

     f.   The amount of Reallocated Principal Collections for the Due Period with respect
          to the current Distribution Date allocated in respect of the Class A Certificates                          $          0.00

     g.   The amount of Excess Finance Charge Collections allocated in respect of the
          Series 1996-S Certificates, if any                                                                         $          0.00

                                                                  Series  1996-S

     h.   The amount of Excess Principal Collections allocated in respect of the Series 1996-S
          Certificates, if any                                                                                   $             0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with respect to the current
          Distribution Date (which reflects the Principal Receivables represented by the
          Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                      $14,722,748,460.81

     b.   The amount of Principal Receivables in the Trust represented by the Series 1996-S
          Certificates  (the "Invested Amount") for the Due Period with respect to the
          current Distribution Date                                                                              $   800,000,000.00

     c.   The amount of Principal Receivables in the Trust represented by the Class A
          Certificates (the "Class A Invested Amount") for the Due Period with respect to the                    $   700,000,000.00
          current Distribution Date

     d.   The Invested Percentage with respect to Finance Charge Receivables (including
          Interchange) and Defaulted Receivables for the Series 1996-S Certificates for
          the Due Period with respect to the current Distribution Date                                                        5.434%

     e.   The Invested Percentage with respect to Principal Receivables for the Series 1996-S
          Certificates for the Due Period with respect to the current Distribution Date                                       5.434%

     f.   The Class A Floating Percentage for the Due Period with respect to the current
          Distribution Date                                                                                                  87.500%

     g.   The Class A Principal Percentage for the Due Period with respect to the current
          Distribution Date                                                                                                  87.500%

     h.   The Collateral Floating Percentage for the Due Period with respect to the current
          Distribution Date                                                                                                  12.500%

     i.   The Collateral Principal Percentage for the Due Period with respect to the current
          Distribution Date                                                                                                  12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current Distribution
          Date                                                                                                   $   620,686,907.63

     4.   Investor Default Amount
     ----------------------------

     a.   The aggregate amount of all Defaulted Receivables written off as uncollectible during the
          Due Period with respect to the current Distribution Date allocable to the Series 1996-S
          Certificates (the "Investor Default Amount")

          1.  Investor Default Amount                                                                            $     5,075,617.59
          2.  Recoveries                                                                                         $       299,885.12
          3.  Net Default Receivables                                                                            $     4,775,732.47

                                                                  Series  1996-S

     b.   The Class A Investor Default Amount

          1.  Investor Default Amount                                                                            $     4,441,165.39
          2.  Recoveries                                                                                         $       262,399.48
          3.  Net Default Receivables                                                                            $     4,178,765.91

     c.   The Collateral Investor Default Amount

          1.  Investor Default Amount                                                                            $       634,452.20
          2.  Recoveries                                                                                         $        37,485.64
          3.  Net Default Receivables                                                                            $       596,966.56

     5.  Investor Charge-offs.
         ---------------------

     a.  The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period with
         respect to the current Distribution Date                                                                $             0.00

     b.  The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested
         Amount as of the end of the day on the Record Date with respect to the current
         Distribution Date                                                                                       $             0.00

     c.  The amount of the Collateral Charge-Offs,if any, for the Due Period with respect
         to the current Distribution Date                                                                        $             0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee payable from available funds by the Trust to
         the Servicer with respect to the current Distribution Date                                              $       166,666.67

     b.  The amount of the Interchange Monthly Servicing Fee payable to the Servicer
         with respect to the current Distribution Date                                                           $       833,333.33

     7.  Available Cash Collateral Amount
     ------------------------------------

     a   The amount, if any, withdrawn from the Cash Collateral Account for the current
         Distribution Date (the "Withdrawal Amount")                                                             $             0.00

     b.  The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made
         on such Distribution Date (the "Available Cash Collateral Amount" for the next Distribution Date)       $     8,000,000.00

     c.  The amount as computed in 7.b as a percentage of the Class A Invested Amount
         after giving effect to all reductions thereof on the current Distribution Date                                       1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the current Distribution Date                                        $   100,000,000.00

     b.  The Collateral Invested Amount after giving effect to all withdrawals, deposits,
         and payments on the current Distribution Date                                                           $   100,000,000.00

                                                                   Series 1996-S

     9.  Total Enhancement                                                                                           Series  1996-S
     ---------------------

     a.  The total Enhancement for the current Distribution Date                                                 $   108,000,000.00

     b.  The total Enhancement after giving effect to all withdrawals, depostis
         and payments on the current Distribution Date                                                           $   108,000,000.00

C.  The Pool Factor
-------------------

         The Pool Factor (which represents the ratio of the Class A Invested Amount on the last day of the month ending on the Record Date adjusted for
         Class A Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Initial Invested Amount).
         The amount of a Class A Certificateholder's pro rata share of the
         Class A Invested Amount can be determined by multiplying the original
         denomination of the holder's Class A Certificate by the Pool Factor                                           100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

     1.  The Deficit Controlled Amortization Amount for the preceding Due Period                                 $             0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page

                                       First USA Bank, National Association
                                         as Servicer



                                       By:    /s/ Tracie Klein
                                              ----------------------------------
                                               TRACIE KLEIN
                                       Title:  FIRST VICE PRESIDENT